Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for the Quarter Ended June 30, 2022

HOUSTON, Texas – July 27, 2022 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the quarter ended June 30, 2022. The Company reported net income of $21.9 million, or $0.10 per share, for the second quarter of 2022, compared to a net loss of $28.8 million, or $0.13 per share, for the first quarter of 2022. Revenues for the second quarter of 2022 were $622 million, compared to $509 million for the first quarter of 2022.

The financial results for the quarter ended June 30, 2022 include a non-cash, pretax gain of $11.5 million ($11.5 million after-tax, or $0.05 per share) related to the release of a foreign currency cumulative translation adjustment associated with the substantial completion of our exit from Canadian operations.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “I am pleased with our outstanding second quarter results, as we achieved strong increases in activity and pricing. I am proud of the solid execution at each of our businesses, as we continued to provide the high level of service quality that our customers have come to expect from Patterson-UTI.

“Market fundamentals are strong, as demand is increasing for drilling and completions equipment and services, and industry supply remains constrained. We expect the strong demand for our services to continue, and we anticipate further improvements in pricing and activity. As such, we are increasing our forecast for 2022 consolidated Adjusted EBITDA, which we now expect will exceed $600 million. We are also increasing our 2022 capex forecast to $390 million due to increasing activity, including long-lead time items for rigs to return to work in 2023, and cost inflation.”

Mr. Hendricks continued, “For the second quarter, our average rig count in the United States increased by six rigs to 121 rigs from 115 rigs in the first quarter. We expect our rig count in the United States will average 128 rigs for the third quarter as drilling activity continues to improve.

“Contract drilling revenues and margins increased significantly in the second quarter due to continued dayrate pricing momentum, contract renewals and rig reactivations. In the United States, average rig revenue per day increased during the second quarter by $2,770 to $25,900 and average rig operating cost per day increased by $550 to $16,500. Average adjusted rig margin per day in the United States increased by $2,220 to $9,390 for the second quarter.

“As of June 30, 2022, we had term contracts for drilling rigs in the United States providing for future dayrate drilling revenue of approximately $440 million. Based on contracts currently in place in the United States, we expect an average of 71 rigs operating under term contracts during the third quarter, and an average of 46 rigs operating under term contracts during the four quarters ending June 30, 2023.

“In pressure pumping, revenues and margins improved during the second quarter due to better pricing, higher utilization and more favorable contract terms. Pressure pumping revenues were $238 million for the second quarter, an increase of $48.8 million, or 26%, compared to revenues for the first quarter. Adjusted gross margin for the second quarter was $46.9 million, an increase of $14.8 million, or 46%, compared to the first quarter.

“In directional drilling, during the second quarter, we were able to achieve better pricing with higher activity levels resulting in increased revenues and margins. Second quarter directional drilling revenues increased 27% to $54.8 million, and the adjusted gross margin increased by 47% to $9.4 million.”

Mr. Hendricks concluded, “Our results this quarter further demonstrate how tight the market is for high-quality, drilling and completion equipment and services, and the strong pricing environment that we are in. As the only company in the United States that offers contract drilling, pressure pumping, and directional drilling services, we are uniquely positioned to benefit from the concurrent strength across the U.S. oilfield services market. As well, the breadth of our services has allowed us to build relationships with a broad customer base of both public and private E&Ps that we will continue to leverage to increase activity. Again, I am proud of our teams’ execution across each of our businesses and their ability to react quickly and efficiently to take advantage of this market to further improve our financial performance.”

The Company declared a quarterly dividend on its common stock of $0.04 per share, payable on September 15, 2022, to holders of record as of September 1, 2022.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended June 30, 2022, is scheduled for tomorrow, July 28, 2022, at 9:00 a.m. Central Time. The dial-in information for participants is (888) 550-5422 (Domestic) and (646) 960-0676 (International). The conference ID for both numbers is 3822955. The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at investor.patenergy.com. A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a leading provider of oilfield services and products to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling, pressure pumping and directional drilling services. For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "budgeted," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "project," "pursue," "should," "strategy," "target," or "will," and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: adverse oil and natural gas industry conditions, including as a result of economic repercussions from the COVID-19 pandemic; global economic conditions; volatility in customer spending and in oil and natural gas prices that could adversely affect demand for Patterson-UTI’s services and their associated effect on rates; excess availability of land drilling rigs, pressure pumping and directional drilling equipment, including as a result of reactivation, improvement or construction; competition and demand for Patterson-UTI’s services; the impact of the ongoing conflict in Ukraine; strength and financial resources of competitors; utilization, margins and planned capital expenditures; liabilities from operational risks for which Patterson-UTI does not have and receive full indemnification or insurance; operating hazards attendant to the oil and natural gas business; failure by customers to pay or satisfy their contractual obligations (particularly with respect to fixed-term contracts); the ability to realize backlog; specialization of methods, equipment and services and new technologies, including the ability to develop and obtain satisfactory returns from new technology; the ability to retain management and field personnel; loss of key customers; shortages, delays in delivery, and interruptions in supply, of equipment and materials; cybersecurity events; synergies, costs and financial and operating impacts of acquisitions; the ultimate timing, outcome and results of integrating the operations of Pioneer Energy Services into Patterson-UTI; the effects of the acquisition on Patterson-UTI, including Patterson-UTI’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the acquisition; the failure to realize expected synergies and other benefits from the acquisition; difficulty in building and deploying new equipment; governmental regulation; climate legislation, regulation and other related risks; environmental, social and governance practices, including the perception thereof; environmental risks and ability to satisfy future environmental costs; technology-related disputes; legal proceedings and actions by governmental or other regulatory agencies; the ability to effectively identify and enter new markets; weather; operating costs; expansion and development trends of the oil and natural gas industry; ability to obtain insurance coverage on commercially reasonable terms; financial flexibility; interest rate volatility; adverse credit and equity market conditions; availability of capital and the ability to repay indebtedness when due; stock price volatility; and compliance with covenants under Patterson-UTI’s debt agreements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI's SEC filings. Patterson-UTI's filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI's website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2022	2021	2022	2021	2022
REVENUES	$622,238	$291,774	$1,131,613	$532,703	$509,375
COSTS AND EXPENSES:
Direct operating costs	446,900	235,233	830,112	417,984	383,212
Depreciation, depletion, amortization and impairment	121,553	144,037	238,491	296,919	116,938
Selling, general and administrative	26,079	23,555	53,540	46,113	27,461
Merger and integration expense	182	1,148	2,045	1,148	1,863
Other operating (income) expense, net	(9,238)	(2,789)	(10,456)	(2,524)	(1,218)

Total costs and expenses	585,476	401,184	1,113,732	759,640	528,256

OPERATING INCOME (LOSS)	36,762	(109,410)	17,881	(226,937)	(18,881)

OTHER INCOME (EXPENSE):
Interest income	14	20	29	159	15
Interest expense, net of amount capitalized	(10,658)	(10,704)	(21,223)	(20,713)	(10,565)
Other	(2,452)	812	(870)	826	1,582

Total other expense	(13,096)	(9,872)	(22,064)	(19,728)	(8,968)

INCOME (LOSS) BEFORE INCOME TAXES	23,666	(119,282)	(4,183)	(246,665)	(27,849)
INCOME TAX EXPENSE (BENEFIT)	1,780	(15,973)	2,708	(36,943)	928
NET INCOME (LOSS)	$21,886	$(103,309)	$(6,891)	$(209,722)	$(28,777)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.10	$(0.55)	$(0.03)	$(1.12)	$(0.13)
Diluted	$0.10	$(0.55)	$(0.03)	$(1.12)	$(0.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	216,165	188,408	215,718	188,044	215,267
Diluted	219,676	188,408	215,718	188,044	215,267

CASH DIVIDENDS PER COMMON SHARE	$0.04	$0.02	$0.08	$0.04	$0.04

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2022	2021	2022	2021	2022
Contract Drilling:
Revenues	$304,586	$141,732	$561,226	$275,233	$256,640
Direct operating costs	$196,269	$100,134	$372,975	$179,512	$176,706
Adjusted gross margin (1)	$108,317	$41,598	$188,251	$95,721	$79,934
Other operating (income) expenses, net	$(2)	$33	$2	$45	$4
Selling, general and administrative	$1,694	$1,202	$2,765	$2,260	$1,071
Depreciation, amortization and impairment	$84,905	$98,592	$166,928	$200,266	$82,023
Operating income (loss)	$21,720	$(58,229)	$18,556	$(106,850)	$(3,164)

Operating days - U.S. (2)	11,015	6,652	21,377	12,835	10,362

Average revenue per operating day - U.S.	$25.90	$21.31	$24.56	$21.44	$23.13
Average direct operating costs per operating day - U.S.	$16.50	$15.04	$16.24	$13.98	$15.96
Average adjusted gross margin per operating day - U.S. (3)	$9.39	$6.26	$8.32	$7.47	$7.17
Average rigs operating - U.S. (2)	121	73	118	71	115

Capital expenditures	$50,165	$24,042	$101,875	$35,469	$51,710

Pressure Pumping:
Revenues	$238,376	$111,991	$427,966	$187,830	$189,590
Direct operating costs	$191,455	$102,320	$348,923	$178,830	$157,468
Adjusted gross margin (1)	$46,921	$9,671	$79,043	$9,000	$32,122
Selling, general and administrative	$2,117	$1,852	$4,033	$3,535	$1,916
Depreciation, amortization and impairment	$24,713	$31,740	$48,498	$69,125	$23,785
Operating income (loss)	$20,091	$(23,921)	$26,512	$(63,660)	$6,421

Average active spreads (4)	11	8	11	7	11
Fracturing jobs	142	105	270	176	128
Other jobs	146	206	323	406	177
Total jobs	288	311	593	582	305

Average revenue per fracturing job	$1,654.75	$1,006.36	$1,557.35	$994.88	$1,449.30
Average revenue per other job	$23.30	$30.69	$23.16	$31.36	$23.05
Average revenue per total job	$827.69	$360.10	$721.70	$322.73	$621.61
Average costs per total job	$664.77	$329.00	$588.40	$307.27	$516.29
Average adjusted gross margin per total job (5)	$162.92	$31.10	$133.29	$15.46	$105.32

Adjusted gross margin as a percentage of revenues (5)	19.7%	8.6%	18.5%	4.8%	16.9%

Capital expenditures	$34,554	$8,921	$68,016	$12,989	$33,462

Directional Drilling:
Revenues	$54,825	$24,869	$98,159	$44,539	$43,334
Direct operating costs	$45,438	$22,370	$82,392	$39,007	$36,954
Adjusted gross margin (1)	$9,387	$2,499	$15,767	$5,532	$6,380
Selling, general and administrative	$1,500	$1,015	$2,748	$2,474	$1,248
Depreciation, amortization and impairment	$3,859	$6,594	$7,203	$13,091	$3,344
Operating income (loss)	$4,028	$(5,110)	$5,816	$(10,033)	$1,788

Adjusted gross margin as a percentage of revenues (6)	17.1%	10.0%	16.1%	12.4%	14.7%

Capital expenditures	$4,036	$1,219	$7,002	$1,323	$2,966

PATTERSON-UTI ENERGY, INC.

Additional Financial and Operating Data

(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2022	2021	2022	2021	2022
Other Operations:
Revenues	$24,451	$13,182	$44,262	$25,101	$19,811
Direct operating costs	$13,738	$10,409	$25,822	$20,635	$12,084
Adjusted gross margin (1)	$10,713	$2,773	$18,440	$4,466	$7,727
Selling, general and administrative	$610	$441	$1,199	$866	$589
Depreciation, depletion, amortization and impairment	$6,803	$5,619	$13,200	$11,443	$6,397
Operating income (loss)	$3,300	$(3,287)	$4,041	$(7,843)	$741

Capital expenditures	$7,189	$3,429	$13,391	$6,173	$6,202

Corporate:
Selling, general and administrative	$20,158	$19,045	$42,795	$36,978	$22,637
Depreciation	$1,273	$1,492	$2,662	$2,994	$1,389
Merger and integration expense	$182	$1,148	$2,045	$1,148	$1,863
Other operating income, net	$(9,236)	$(2,822)	$(10,458)	$(2,569)	$(1,222)

Capital expenditures	$426	$439	$914	$619	$488

Total Capital Expenditures	$96,370	$38,050	$191,198	$56,573	$94,828

(1)
Adjusted gross margin is defined as total revenue less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). See Non-U.S. GAAP Financial Measures below for a reconciliation of GAAP gross margin to adjusted gross margin by segment.
(2)
A rig is considered to be operating if it is earning revenue pursuant to a contract on a given day. Average rigs operating is defined as operating days divided by the number of days in the period.
(3)
Average adjusted gross margin per operating day is defined as adjusted gross margin divided by operating days.
(4)
Average active spreads is the average number of spreads that were crewed and actively marketed during the period.
(5)
For Pressure Pumping, average adjusted gross margin per total job is defined as adjusted gross margin divided by total jobs. Adjusted gross margin as a percentage of revenues is defined as adjusted gross margin divided by revenues.
(6)
For Directional Drilling, adjusted gross margin as a percentage of revenues is defined as adjusted gross margin divided by revenues.

	June 30,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2022	2021
Cash and cash equivalents	$19,636	$117,524
Current assets	$621,218	$583,653
Current liabilities	$448,421	$435,853
Working capital	$172,797	$147,800
Long-term debt	$877,739	$852,323

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

Adjusted EBITDA

(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2022	2021	2022	2021	2022
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net income (loss)	$21,886	$(103,309)	$(6,891)	$(209,722)	$(28,777)
Income tax expense (benefit)	1,780	(15,973)	2,708	(36,943)	928
Net interest expense	10,644	10,684	21,194	20,554	10,550
Depreciation, depletion, amortization and impairment	121,553	144,037	238,491	296,919	116,938

Adjusted EBITDA	$155,863	$35,439	$255,502	$70,808	$99,639

Total revenues	$622,238	$291,774	$1,131,613	$532,703	$509,375
Adjusted EBITDA margin	25.0%	12.1%	22.6%	13.3%	19.6%

Adjusted EBITDA by operating segment:
Contract drilling	$106,625	$40,363	$185,484	$93,416	$78,859
Pressure pumping	44,804	7,819	75,010	5,465	30,206
Directional drilling	7,887	1,484	13,019	3,058	5,132
Other operations	10,103	2,332	17,241	3,600	7,138
Corporate	(13,556)	(16,559)	(35,252)	(34,731)	(21,696)

Consolidated Adjusted EBITDA	$155,863	$35,439	$255,502	$70,808	$99,639

(1)
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense. We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

Adjusted Gross Margin

(unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2022	2021	2022	2021	2022
Contract Drilling:
Revenues	$304,586	$141,732	$561,226	$275,233	$256,640
Less direct operating costs	(196,269)	(100,134)	(372,975)	(179,512)	(176,706)
Less depreciation, amortization and impairment	(84,905)	(98,592)	(166,928)	(200,266)	(82,023)
GAAP gross margin	23,412	(56,994)	21,323	(104,545)	(2,089)
Depreciation, amortization and impairment	84,905	98,592	166,928	200,266	82,023
Adjusted gross margin (1)	$108,317	$41,598	$188,251	$95,721	$79,934

Pressure Pumping:
Revenues	$238,376	$111,991	$427,966	$187,830	$189,590
Less direct operating costs	(191,455)	(102,320)	(348,923)	(178,830)	(157,468)
Less depreciation, amortization and impairment	(24,713)	(31,740)	(48,498)	(69,125)	(23,785)
GAAP gross margin	22,208	(22,069)	30,545	(60,125)	8,337
Depreciation, amortization and impairment	24,713	31,740	48,498	69,125	23,785
Adjusted gross margin (1)	$46,921	$9,671	$79,043	$9,000	$32,122

Directional Drilling:
Revenues	$54,825	$24,869	$98,159	$44,539	$43,334
Less direct operating costs	(45,438)	(22,370)	(82,392)	(39,007)	(36,954)
Less depreciation, amortization and impairment	(3,859)	(6,594)	(7,203)	(13,091)	(3,344)
GAAP gross margin	5,528	(4,095)	8,564	(7,559)	3,036
Depreciation, amortization and impairment	3,859	6,594	7,203	13,091	3,344
Adjusted gross margin (1)	$9,387	$2,499	$15,767	$5,532	$6,380

Other Operations:
Revenues	$24,451	$13,182	$44,262	$25,101	$19,811
Less direct operating costs	(13,738)	(10,409)	(25,822)	(20,635)	(12,084)
Less depreciation, depletion, amortization and impairment	(6,803)	(5,619)	(13,200)	(11,443)	(6,397)
GAAP gross margin	3,910	(2,846)	5,240	(6,977)	1,330
Depreciation, depletion, amortization and impairment	6,803	5,619	13,200	11,443	6,397
Adjusted gross margin (1)	$10,713	$2,773	$18,440	$4,466	$7,727

(1)
We define “Adjusted gross margin” as total revenue less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). Adjusted gross margin is included as a supplemental disclosure because it is a useful indicator of our operating performance.

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

Minimum Forecasted Adjusted EBITDA

(unaudited, dollars in thousands)

The following table sets forth a reconciliation of minimum forecasted Adjusted EBITDA to forecasted net income, which is the most directly comparable measure of financial performance calculated under U.S. GAAP:

Minimum Forecasted Adjusted EBITDA:	2022
Net income	> $80,000
Income tax expense	> $0
Net interest expense	> $40,000
Depreciation, depletion, amortization and impairment	> $480,000
Minimum Forecasted Adjusted EBITDA	> $600,000

PATTERSON-UTI ENERGY, INC.

Non-Cash Gain

Three Months Ended June 30, 2022

(unaudited, in thousands, except per share data)

	Total	Per Share

Release of cumulative translation adjustment	$11,478	$0.05

Weighted average number of diluted common shares outstanding	219,676